UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2023

Wellings Real Estate Income Fund

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-56432	88-6163167
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14805 Forest Road, Suite 203

Forest, VA 24551

(Address of principal executive offices)

800-844-2188

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Compliance Officer and Interim Chief Financial Officer

On December 7, 2022, Frederick C. Teufel Jr. notified Wellings Real Estate Income Fund (the “Company”) of his resignation as the Company’s Chief Financial Officer and Chief Compliance Officer. On January 5, 2023, the Company appointed Adrienne Y. Hart as the Company’s Chief Compliance Officer and appointed Benjamin P. Kahle as the Company’s Interim Chief Financial Officer, effective immediately. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which the Company was or is to be a participant and in which Ms. Hart and Mr. Kahle had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Ms. Hart is President of Pine Street Financial Group, Inc., a compliance and risk management consultancy based in Philadelphia, Pennsylvania serving financial services clients. In her capacity as president, Ms. Hart works closely with clients to assist with their regulatory and risk management compliance requirements. She has established several compliance programs for startup ventures, including a compliance program for a wholesaling broker-dealer associated with a sponsor of alternative investments. This firm raised over $2.5 billion in assets in just over two years. Ms. Hart has extensive experience across all aspects of financial services organizations, with expertise in legal, compliance, operations, and marketing. Before joining Wellings Capital and Pine Street Financial Group, Ms. Hart served as Senior Vice President of an investment management firm and Senior Vice President of the capital markets division of a regional bank. Ms. Hart holds a B.A. from Sarah Lawrence College and earned her law degree from Temple University School of Law. She has held FINRA Series 4, 7, 24, 27, 53 and 63 securities licenses. Ms. Hart is 62 years old.

Mr. Kahle is Chief Operating Officer of the Investment Adviser and in such capacity oversees operator due diligence and provides leadership to the investor relations and portfolio management teams. Mr. Kahle has made significant contributions to almost every aspect of the firm’s operations including designing and implementing processes for every major part of the business. He has worked with Mr. Moore, founding partner, since the firm’s inception, and the two have been working together in various capacities since 2014. Before joining Wellings Capital, Mr. Kahle became a realtor in his junior year of university. Mr. Kahle holds a B.A. in Business Administration from Liberty University. Mr. Kahle is 29 years old.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2023

Wellings Real Estate Income Fund

/s/ Paul T. Moore
Paul T. Moore
Chief Executive Officer